UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard

Suite 800

Fort Lauderdale, Florida 33301

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, BBX Capital Corporation (the “Company”) holds a 46% equity interest in Woodbridge Holdings, LLC, which owns 100% of Bluegreen Corporation (“Bluegreen”).

On December 17, 2013, Bluegreen’s timeshare notes receivable purchase facility with Branch Banking and Trust Company (the “Facility”) was amended to provide for maximum outstanding financings of $80.0 million, on a revolving basis through December 17, 2014, secured by timeshare receivables at an advance rate of 70.0%, subject to the terms of the Facility, eligible collateral and terms and conditions believed to be customary for financing arrangements of this type. Prior to the amendment, the Facility provided for maximum outstanding financings of $40.0 million, on a revolving basis through December 17, 2013, secured by timeshare receivables at an advance rate of 67.5%. In connection with the amendment, DZ Bank joined as a participant in the Facility, with all future financings to be funded 50% by Branch Banking and Trust Company and 50% by or through DZ Bank. The Facility will mature and all outstanding amounts will become due thirty-six months after the revolving advance period has expired (such thirty-six month period, the “Term-Out Period”), or earlier under certain circumstances set forth in the Facility. Interest on amounts outstanding under the Facility is tied to the LIBOR rate, in the case of amounts funded by Branch Banking and Trust Company, and a cost of funds rate or commercial paper rates, in the case of amounts funded by or through DZ Bank. The interest rate under the Facility equals the applicable index rate plus 3.5% prior to the commencement of the Term-Out Period and the applicable index rate plus 5.5% during the Term-Out Period. In each case, the index rate is subject to a floor of 0.375%. Prior to the amendment, the LIBOR rate was subject to a floor of 0.75%. Subject to the terms of the Facility, Bluegreen will receive the excess cash flows generated by the receivables sold (excess meaning after payments of customary fees, interest and principal under the Facility) until the commencement of the Term-Out Period, at which point all of the excess cash flow will be paid to the noteholders until the outstanding balance is reduced to zero. While ownership of the timeshare receivables included in the Facility is transferred and sold for legal purposes, the transfer of these timeshare receivables is accounted for as a secured borrowing for financial accounting purposes. The Facility is nonrecourse and is not guaranteed by Bluegreen, Woodbridge or the Company.

The foregoing description of the amendment to the Facility is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements and other instruments effecting the amendment, which are included as Exhibits 10.1 through 10.6 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Purchase and Contribution Agreement, dated as of December 1, 2013, by and among Bluegreen Corporation and Bluegreen Timeshare Finance Corporation I

10.2	Amended and Restated Sale Agreement, dated as of December 1, 2013, by and among Bluegreen Timeshare Finance Corporation I and BXG Timeshare Trust I

10.3	Fifth Amended and Restated Indenture, dated as of December 1, 2013, among BXG Timeshare Trust I, Bluegreen Corporation, Vacation Trust, Inc., Concord Servicing Corporation, U.S. Bank National Association, Branch Banking and Trust Company and DZ Bank AG

10.4	Fifth Amended and Restated Note Funding Agreement, dated as of December 1, 2013, by and among BXG Timeshare Trust I, Bluegreen Corporation, Bluegreen Timeshare Finance Corporation I, the purchasers from time to time parties thereto, Branch Banking and Trust Company and DZ Bank AG

10.5	Amended and Restated Trust Agreement, dated as of December 17, 2013, by and among Bluegreen Timeshare Finance Corporation I, GSS Holdings, Inc., and Wilmington Trust Company

10.6	Sixth Amended and Restated Standard Definitions to the Transaction Documents filed as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: December 23, 2013	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Purchase and Contribution Agreement, dated as of December 1, 2013, by and among Bluegreen Corporation and Bluegreen Timeshare Finance Corporation I

10.2	Amended and Restated Sale Agreement, dated as of December 1, 2013, by and among Bluegreen Timeshare Finance Corporation I and BXG Timeshare Trust I

10.3	Fifth Amended and Restated Indenture, dated as of December 1, 2013, among BXG Timeshare Trust I, Bluegreen Corporation, Vacation Trust, Inc., Concord Servicing Corporation, U.S. Bank National Association, Branch Banking and Trust Company and DZ Bank AG

10.4	Fifth Amended and Restated Note Funding Agreement, dated as of December 1, 2013, by and among BXG Timeshare Trust I, Bluegreen Corporation, Bluegreen Timeshare Finance Corporation I, the purchasers from time to time parties thereto, Branch Banking and Trust Company and DZ Bank AG

10.5	Amended and Restated Trust Agreement, dated as of December 17, 2013, by and among Bluegreen Timeshare Finance Corporation I, GSS Holdings, Inc., and Wilmington Trust Company

10.6	Sixth Amended and Restated Standard Definitions to the Transaction Documents filed as Exhibits 10.1 through 10.5 of this Current Report on Form 8-K